Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors and officers of eFUNDS CORPORATION, a Delaware corporation, hereby constitutes and appoints Paul F. Walsh, George W. Gresham and Steven F. Coleman, and each of them, as his or her true and lawful attorneys-in-fact, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2006, and any and all amendments to such report, and to file the same and any such amendments, together with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date
/s/ Paul F. Walsh

Paul F. Walsh, Chairman And Chief Executive Officer

/s/ Richard J. Almeida	12/15/06

Richard J. Almeida, Director

/s/ John J. Boyle III	12/26/06

John J. (Jack) Boyle III, Director

/s/ Angel Cabrera	12.13.06

Angel Cabrera, Director

/s/ Janet M. Clarke	Jan 17, 2007

Janet M. Clarke, Director

/s/ Richard J. Lehmann	1/30/07

Richard J. Lehmann, Director

/s/ Robert C. Nakasone	12/16/06

Robert C. Nakasone, Director

/s/ Sheila A. Penrose	Jan 10 2007

Sheila A. Penrose, Director

/s/ HA Tyabji	Jan 30, 2007

Hatim A. Tyabji, Director